Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189594 on Form S-8 of our reports dated February 27, 2015, relating to the consolidated financial statements of Gogo Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Gogo Inc. and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 27, 2015